                                                                   Exhibit 10.10

February 29, 2000


Douglas Sinclair
1000 Hayne Road
Hillsborough, CA 94010

Dear Doug:

It is my pleasure to extend you an offer to join Evolve in the position of Chief Financial Officer reporting to me. You will be compensated semi-monthly in arrears with an annual base salary of $200,000. You are also eligible to participate in the Company Bonus Program with an annual bonus target of $50,000. Your expected start date is April 1, 2000.

You will also be provided with the opportunity to purchase 1,500,000 shares of restricted stock pursuant to the standard form of Restricted Stock Purchase Agreement provided to all officers and directors of the Company. The price of these shares will be determined upon the date of your acceptance. These shares will vest at a rate of 1/8th on the date six months after your commencement of employment and 1/48th per month over a forty-two month period thereafter, but such vesting will accelerate in the event of an acquisition of the Company as follows:

     If there is any sale of all, or substantially all, of the assets of the Company, or any merger or consolidation as a result of which the holders of the Company's capital stock immediately prior to such transaction own less than 50% of the capital stock of the combined company following such transaction (each, an "Acquisition"), then any stock or options to purchase stock of the Company ("Subject Securities") held by you prior to any Acquisition shall have the following vesting terms:

     1. If you voluntarily terminate your employment or consulting prior to the one-year anniversary of the Acquisition, there will be vesting only to such termination date without any acceleration or continued vesting of Subject Securities beyond the date of your voluntary termination; or

     2. If your position is eliminated and/or you are not offered a position with comparable remuneration, responsibility, authority or location in the new or acquiring entity, there will be an acceleration of vesting of all Subject Securities; or

     3. If your employment or consulting relationship is involuntarily terminated during the first year of such service in the new or acquiring entity, there will be an acceleration of vesting of Subject Securities until the second anniversary of the Acquisition; or

     4. Upon your completion of one year of employment, consulting or other service in the new or acquiring entity, there will be an acceleration of vesting of Subject Securities to the second anniversary of the Acquisition.

Douglas Sinclair
February 29, 2000
Page 2

Evolve offers comprehensive medical, dental and vision coverage as well as life insurance, long-term disability and a 401(k) plan, which will become effective on the first day of your employment. Please contact Rosemary Tong at (415) 439-4017 to schedule an appointment to complete your new hire paperwork on your first day of work.

Our offer to hire you is contingent upon your submission of satisfactory proof of your identity and your legal authorization to work in the United States, and Evolve's policy is that all employment and compensation with company is "at will" in that they can be terminated with or without cause, and with or without notice, at any time at the option of either Evolve or yourself, except as otherwise provided by law.

As a further condition of employment, we require that you read, sign and return the enclosed Employment, Confidential Information and Invention Assignment Agreement.

To assist us in complying with The Immigration Reform Act of 1986 which requires employers to verify the citizenship and legal right to work of all new employees within three business days of the time of hire, you will need to complete Part 1 of the enclosed Employee Eligibility Verification Form (I-9), dating it with the date of your first day at work. You will also need to be prepared to supply to Human Resources any documents needed to satisfy the requirements of Part 2 of the I-9 form: either one from list A, OR one from list B and one from list C. The documents need to be originals, not facsimiles, and need only meet the minimum requirements. We have also included a W-4 form (required for payroll processing) and a direct deposit form (participation is optional), which must be completed and returned to Human Resources on your first day of employment.

The terms of this offer and all other compensation matters relating to your employment with the Company are confidential and may not be shared with anyone except your family, professional advisors and immediate supervisor.

We are very excited about the possibility of having you on board. Please respond to this offer by faxing your acceptance to our Human Resources office at
(415) 439-4021. If you have any questions, please call me at directly (415) 439-4093.

Sincerely,

/s/ JOHN BANTLEMAN
--------------------------------
John Bantleman
President & C.E.O.



Accepted by:  /s/ DOUGLAS SINCLAIR               Date:
             -----------------------------------      ---------------------
                  Douglas Sinclair